                              SCHEDULE 14A INFORMATION

                     PROXY STATEMENT PURSUANT TO SECTION 14(a)
                       OF THE SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.   )

Filed by the Registrant  /X/


Filed by a Party other than the Registrant   / /


Check the appropriate box:
/X/  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section  240.14a-11(c) or Section
      240.14a-12


                             DESTRON FEARING CORPORATION
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5)   Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:

          ----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     3)   Filing Party:

          ----------------------------------------------------------------------
     4)   Date Filed:

          ----------------------------------------------------------------------

                            DESTRON FEARING CORPORATION
                                490 Villaume Avenue
                          South St. Paul, Minnesota 55075
                                   (612) 455-1621

                             --------------------------
                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JANUARY 29, 1999
                             --------------------------

TO THE STOCKHOLDERS OF DESTRON FEARING CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Destron Fearing Corporation, a Delaware corporation (the "Company"), will be held on Friday, January 29, 1999 at 3:30 p.m. (local time) at Crowne Plaza Northstar Hotel, 618 Second Avenue South, Minneapolis, Minnesota 55402 for the following purposes:

     1.   To elect nine directors of the Company.

     2. To consider and approve an amendment to the Company's Certificate of Incorporation to effect up to a one-for-five reverse stock split of the Company's outstanding shares of Common Stock, par value $.01 per share.

     3. To ratify the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending September 30, 1999.

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only holders of record of the Company's common stock at the close of business on December 23, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Each of you is invited to attend the Annual Meeting in person, if possible. Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and mail it promptly. A return envelope is enclosed for your convenience.

                                        By Order of the Board of Directors


                                        Thomas J. Ahmann, SECRETARY
December 28, 1998


              WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING,
            PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                            DESTRON FEARING CORPORATION
                                490 Villaume Avenue
                          South St. Paul, Minnesota 55075
                                   (612) 455-1621

                              --------------------------
                                   PROXY STATEMENT
                             --------------------------

                              SOLICITATION OF PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Destron Fearing Corporation, a Delaware corporation ("Company"), for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held on January 29, 1999, and any adjournment thereof. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about December 28, 1998.

     The expense of the solicitation of proxies for the Annual Meeting, including the cost of mailing, has been or will be borne by the Company. Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals, and the Company will reimburse them for their expense in so doing. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally.

                           VOTING AND REVOCATION OF PROXY

     Only holders of record of the Company's common stock, par value $.01 per share ("Common Stock"), at the close of business on December 23, 1998, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. On the record date, 13,353,982 shares of the Company's Common Stock were outstanding. Each share of Common Stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the shares of the Company's Common Stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting.

     Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the shares will be voted (i) FOR the election of the nominees for the Board of Directors named in this Proxy Statement, (ii) FOR the proposal to amend the Company's Certificate of Incorporation to effect up to a one-for-five reverse split of the Company's shares of Common Stock and (iii) FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending September 30, 1999. While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

     The election of the directors set forth in Proposal 1 requires a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. If a quorum is present, those nominees receiving a plurality of the votes cast will be elected. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock is necessary to approve the proposed amendment to the Company's Certificate of Incorporation to effect the proposed reverse stock split of the outstanding shares of the Company's Common Stock. Finally, if a quorum is present, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to approve Proposal 3 for the appointment of Arthur Andersen LLP as the independent auditors for the fiscal year ending September 30, 1999. If a proxy is returned and the stockholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote on the matter, but will not be considered to have been voted in favor of such matter. Similarly, broker non-votes are also considered for purposes of determining a quorum at the Annual Meeting, but will not be considered to have been voted for or against any matter for which the broker does not have discretionary voting authority and for which the broker has not received specific voting instructions from the beneficial owner.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) giving written notice of such revocation to the Secretary of the Company before or at the Annual Meeting, (ii) delivering another written proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

                                     PROPOSAL 1
                               ELECTION OF DIRECTORS

     The business and affairs of the Company are managed under the direction of its Board of Directors. The Company's Bylaws provide that the Board of Directors shall consist of one or more members. The Board of Directors currently consists of nine members. Each Director is elected to serve until the next annual meeting of stockholders or until their earlier resignation, death or removal.

     Stockholders will be asked at the Annual Meeting to elect nine Directors. The Board has nominated the nine individuals named below to serve as Directors of the Company. Unless authority is withheld, all proxies received in response to this solicitation will be voted for the election of the nominees named below. Each of the nominees named below is now a Director of the Company and has served continuously as a Director since the month and year indicated. Such nominees collectively comprise the entire Board. All nominees have indicated a willingness to serve if elected. If any nominee becomes unable to serve prior to the Annual Meeting, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein.



NAME                     POSITIONS WITH THE COMPANY   AGE   DIRECTOR SINCE
----                     --------------------------   ---   --------------
Randolph K. Geissler     President, Chief Executive   38    November 1993
                         Officer, Chairman
                         and Director

David A. Henderson       Director                     46    April 1994

Kenneth D. Larson        Director                     58    August 1994

Richard E. Jahnke        Director                     50    April 1997

Stanley Goldberg         Director                     52    April 1997

Douglas M. Pihl          Director                     59    June 1997

John R. Beattie          Director                     50    September 1998

Gary S. Kohler           Director                     42    September 1998

Thomas J. Patin          Director                     53    September 1998



STOCKHOLDER APPROVAL

     The affirmative vote of a plurality of the shares of Common Stock of the Company represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required for the election of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS AS SET FORTH IN PROPOSAL 1.

                          INFORMATION CONCERNING DIRECTORS
                               AND EXECUTIVE OFFICERS

DIRECTORS

     Each nominee for election to the Company's Board of Directors is presently serving as a Director of the Company. The following discussion sets forth certain information concerning the nominees for Directors of the Company.

     RANDOLPH K. GEISSLER has served as President and Chief Executive Officer of the Company since November 12, 1993, as Chairman since February 1997, and as Interim Chief Executive Officer from March 1, 1993 until November 12, 1993 pursuant to a transition services agreement in conjunction with the merger (the "Merger") of a wholly-owned subsidiary of the Company and Fearing Manufacturing Co., Inc. ("Fearing") in November 1993. See "Information Concerning Directors and Executive Officers -- Certain Transactions." Fearing is now a wholly-owned subsidiary of the Company. Mr. Geissler is also the President and Chief Executive Officer of Fearing, a position that he has held since 1987. Prior to 1987, he held a variety of positions with Fearing, including sales representative, production manager and director of research.

     DAVID A. HENDERSON has been a Director of the Company since April 1994. He has been President of Cherry Tree & Co., a privately-held investment banking firm, since December 1997. He also is the Managing General Partner of Founding Partners II Limited Partnership, a privately-held venture capital firm, and has held that position since April 1990. Mr. Henderson was previously an Executive Vice President of Cherry Tree Investment Company, which manages approximately $87 million of venture capital funds. In addition to the Company, he currently serves as a Director and member of the compensation committee of Coda Music Technologies, Inc. a publicly-held company, and as a Director of The Gift Certificate Center, Inc., Cherry Tree & Co. and Transline Communications, Inc., which are privately-held companies.

     KENNETH D. LARSON has been a Director of the Company since August 1994. Mr. Larson served as Executive Vice President/Operating Officer for Polaris Industries, Inc. ("Polaris") from September 1988 to July 1989 and as President and Chief Operating Officer and a Director of Polaris from July 1989 until his retirement in September 1998. Polaris is a publicly-held company that designs, engineers, manufactures, and markets snowmobiles, all-terrain vehicles (ATVs), and personal watercraft for recreational and utility use. In addition to the Company, Mr. Larson currently serves as a Director of MVE, Inc., a private company, and Featherlite Manufacturing, Inc., a publicly-held company.

     RICHARD E. JAHNKE has been a Director of the Company since April 1997. Mr. Jahnke is currently the President of Medical Graphics, Inc., a publicly-held provider of non-invasive medical diagnostic systems. From 1993 through March 1998 he served as President and Chief Operating Officer and as a member of the Board of Directors of CNS, Inc., a publicly-held company that designs, manufactures and markets consumer and health care products. From 1991 to 1993, he was Executive Vice President and Chief Operating Officer of Lemna Corporation, which manufactures and sells waste water treatment systems. In addition to serving on the Boards of the Company and CNS, Inc., Mr. Jahnke is a Director or Rehabilicare, Inc., a publicly-held manufacturer of medical devices.

     STANLEY GOLDBERG has been a Director of the Company since April 1997. He is Chairman, President and Chief Executive Officer of Verdant Brands Incorporated (formerly, Ringer Corporation) ("Verdant"), which is a publicly-held company that develops, manufactures, and markets pesticides for the retail and commercial marketplace. He has served as Chief Executive Officer of Verdant since 1993 and became President and began serving on the Verdant Board of Directors in 1992.

     DOUGLAS M. PIHL has been a Director of the Company since June 1997. Mr. Pihl has been a director of Vital Images, Inc. since May 1997, its Chairman of the Board since December 1997 and its Chief Executive Officer since February 1998. Vital Images, Inc. is a publicly-held company which develops and markets visualization software and workstations for medical diagnosis, planning and research. He has also been a private investor since August 1996. Mr. Pihl was President, Chief Executive Officer, and a Director of NetStar, Inc. from May 1992 until it was acquired by Ascend Communications, Inc. in August 1996. NetStar, Inc. was a publicly-held company that designed, manufactured and marketed high-performance computer networking equipment. Mr. Pihl also serves as a Director of Astrocom Corporation, a publicly-held company, and as a Director of RocketChips, Inc. and LSC Corporation, which are private companies.

     JOHN R. BEATTIE has been a Director of the Company since September 1998. Mr. Beattie has been an attorney and shareholder at the law firm of Messerli & Kramer since January 1996. From 1978 through 1995, Mr. Beattie was an attorney with the law firm of Larkin, Hoffman, Daly & Lindgren, Ltd.

     GARY S. KOHLER has been a Director of the Company since September 1998. Mr. Kohler has served as Chairman of the Board of Directors of Choicetel Communications, Inc. since its inception in 1989. Mr. Kohler is also the President of Kohler Capital Management, Inc., an investment management firm which he formed in October 1997. From July to October 1997, Mr. Kohler was a partner in Tarmachan Capital Management, an investment management firm. Prior to that and since 1984, he was employed as Vice President of Okabena Company, a private holding company. Mr. Kohler also serves on the board of Northwest Mortgage Services, Inc.

     THOMAS J. PATIN has been a Director of the Company since September 1998. Mr. Patin is currently principally occupied as a consultant and private investor. Mr. Patin has served as the President and a Director of TR Restaurants of Bloomington, Inc. from 1988 to present. Mr. Patin also served as General Counsel for Gaming Corporation of America from August 1992 to December 1995.

     Directors of the Company are elected annually to serve until the next annual meeting of stockholders or until their earlier resignation, death or removal. There is no family relationship between any of the directors or executive officers of the Company.

BOARD COMMITTEES AND ACTIONS

     During the twelve months ended September 30, 1998, the Board of Directors met nine times. Each nominee Director attended at least 75% of the total number of meetings of the Board held during fiscal 1998 while he was a Director.

     The Compensation Committee of the Board of Directors, established in August 1994, reviews and makes recommendations to the Board regarding salaries, compensation and benefits of executive officers and senior management of the Company and administers the Option Plan. The Compensation Committee met one time during fiscal 1998. The members of the Compensation Committee in fiscal 1998 were Stanley Goldberg, Chairman, Richard E. Jahnke and Douglas M. Pihl.

     The Audit Committee of the Board of Directors, established in August 1994, reviews the scope and results of the Company's annual audit and other accounting related matters. The Audit Committee met two times during fiscal 1998. The members of the Audit Committee in fiscal 1998 were David A. Henderson, Chairman, and Kenneth D. Larson.

     The Board of Directors presently does not have a nominating committee.

     Nonemployee Directors of the Company each currently receives a $500 fee for each Board meeting he attends and an additional $500 for each meeting he attends of a Board committee of which he is a member. Under this arrangement, the following nonemployee Directors received the following amounts during fiscal 1998: Mr. Henderson - $5,000; Mr. Larson - $4,000; Mr. Goldberg - $4,000; Mr.
Jahnke - $3,500; Mr. Pihl - $4,500; Mr. Beattie - $500; Mr. Kohler - $500; Mr.
Patin - $500. Additionally, all Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors, the Compensation Committee and the Audit Committee (but only if the meetings are held on different days). Nonemployee Directors of the Company are granted stock options in connection with their service as Directors. See "Information Concerning Directors and Executive Officers -- Stock Option Plans."


EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

     The following discussion sets forth information about Messrs. Thomas J. Ahmann, William J. Battista, Robert C. Calgren and Ezequiel M. Mejia, who are executive officers and members of senior management of the Company but are not Directors.


NAME                     POSITIONS WITH THE COMPANY   AGE   EMPLOYED SINCE
----                     --------------------------   ---   --------------
Thomas J. Ahmann         Vice President -- Finance,   59    July 1993
                         Chief Financial Officer,
                         Secretary and Treasurer

William J. Battista      Vice President -- North      49    August 1993
                         American Sales

Robert C. Calgren        Controller                   52    August 1993

Ezequiel M. Mejia        Director of Financing        55    April 1994


     THOMAS J. AHMANN joined the Company as Vice President -- Finance, Chief Financial Officer, Secretary and Treasurer in July 1993.

     WILLIAM J. BATTISTA has been Vice President -- Fearing Division of the Company since January 1997. He joined Fearing Corporation ("Fearing") in October 1986, serving as Eastern Regional Sales Manager from October 1986 to October 1989, as National Sales Manager from October 1989 to August 1993, and as Vice President -- North American Sales from August 1993 January 1997. Fearing was acquired by the Company in a merger transaction effective in November 1993.

     ROBERT C. CALGREN has been Controller of the Company since August 1993. From February 1991 until August 1993, he served as Controller of Fearing.

     EZEQUIEL M. MEJIA has been the Director of Engineering for the Company since April 1994. From October 1993 to April 1994, Mr. Mejia served as Engineering Manager for Sigmatek Security.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to Randolph J. Geissler, the President and Chief Executive Officer of the Company, and the two other most highly compensated executive officer of the Company whose salary exceeded $100,000 in fiscal 1998 (the "Named Executive Officers"), for each of the years ended September 30, 1998, 1997 and 1996:

                             SUMMARY COMPENSATION TABLE


                                                                                   Long-Term Compensation
                                            Annual Compensation                            Awards
                             ---------------------------------------------------   -----------------------
                                                                    Other          Restricted
         Name and                                                   Annual            Stock                      Other
    Principal Position       Year   Salary ($)    Bonus($)    Compensation($)(1)   Award(s)($)  Options(#)  Compensation(2)
    ------------------       ----   ----------    --------    ------------------   -----------  ----------  ---------------
 Randolph K. Geissler        1998    $131,476        N/A             N/A               N/A          N/A          $3,120
      President and Chief    1997     126,875        N/A             N/A               N/A          N/A           3,744
      Executive              1996     127,404        N/A             N/A               N/A          N/A           3,641
      Officer

 Thomas J. Ahmann            1998    $105,188        N/A             N/A               N/A          N/A          $2,476
      Vice President,        1997      99,000        N/A             N/A               N/A          N/A           2,943
      Finance, Chief         1996     106,000        N/A             N/A               N/A          N/A           2,464
      Financial Officer,
      Secretary and
      Treasurer

 William J. Battista         1998    $127,578        N/A             N/A               N/A          N/A          $1,083
      Vice President -       1997     108,016        N/A             N/A               N/A          N/A           1,300
      Fearing Division       1996      99,161        N/A             N/A               N/A          N/A           1,325



------------------------------

(1) The aggregate amount of perquisites and other personal benefits, securities or property received by Mr. Geissler was less than $50,000 or 10% of his annual salary.

(2) Consists of contributions made by the Company under its Section 401(k) Deferred Compensation Plan. See "Information Concerning Directors and Executive Officers -- Retirement Savings Plan."

     The following information is furnished with respect to stock options exercised in fiscal 1998 and held as of September 30, 1998 by each of the Named Executive Officers.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES(1)


                                                          Number of Unexercised  Value of Unexercised in-
                                                                Options at         the-Money Options at
                                                          September 30, 1998(2)  September 30, 1998(2)(3)
                                 Shares                   ---------------------  ------------------------
                              Acquired on      Value
                                Exercise      Realized         Exercisable/            Exercisable/
            Name                  (#)           ($)         Unexercisable (#)        Unexercisable ($)
            ----              -----------     --------      -----------------        -----------------
Randolph K. Geissler.......        0            N/A           120,000/75,000               $0/$0
Thomas J. Ahmann...........        0            N/A           83,750/36,250             $18,750/$0
William J. Battista........        0            N/A           57,500/30,000                $0/$0


------------------------------

(1) The information presented is as of and for the twelve months ended September 30, 1998.

(2) The options were granted under the Option Plan (as defined below). See "Information Concerning Directors and Executive Officers -- Stock Option Plans." The options vest and become exercisable in four equal installments on the grant date and the first, second and third anniversaries of the grant date during the term of employment with the Company and expire ten years from the date of grant.

(3) Consists of the difference between the exercise price of the options and the $1.25 per share closing sales price of the shares of common stock underlying the options on September 30, 1998 as quoted on The Nasdaq SmallCap Market and reported by the NASD. The exercise price for all of the options held by Messrs. Geissler and Battista are above $1.25 per share.

RETIREMENT SAVINGS PLAN

     All non-bargaining unit personnel of the Company are eligible to participate in the Company's Section 401(k) Deferred Savings Plan ("401(k) Plan") established on January 1, 1989. Salary deferrals not in excess of 15% of the participant's annual compensation up to the maximum permitted by the Internal Revenue Code of 1986, as amended ("Code") (presently $10,000), may be contributed to the trust for the 401(k) Plan and invested in various investment funds. The 401(k) Plan permits, but does not require, contributions by the Company on behalf of all participants in the 401(k) Plan equal to $0.50 for each $1.00 contributed by an employee up to a maximum amount equal to 6% of the employee's wages. The contributions made under the 401(k) Plan by the Company during fiscal 1998 on behalf of the executive officers in the Summary Compensation Table are described therein.

STOCK OPTION PLANS

OPTION PLAN

     The officers and employees of the Company are eligible to receive grants of stock options under an employee stock option plan adopted by the Company in 1992 (the "Option Plan"). The purpose of the Option Plan is to advance the interests of the Company through the motivation, attraction and retention of its employees. The Option Plan currently authorizes the grant of options to purchase an aggregate of 2,300,000 shares of common stock. All persons who are employees of the Company, including directors who are employees, are eligible to participate in the Option Plan. The Option Plan provides for the grant of incentive (statutory) stock options ("ISOs"), as defined in Section 422 of the Code and nonincentive (nonstatutory) stock options ("NSOs").

     The Option Plan provides that a committee of disinterested directors, which is currently the Compensation Committee, will grant options and otherwise administer the Option Plan. The principal criteria for determining the number of shares upon which options are granted to an employee are the amount of cash compensation paid to such employee, the employee's level of responsibility and the employee's job performance.

     During the twelve months ended September 30, 1998, options to purchase 215,000 shares were granted under the Option Plan at an average exercise price of $1.6875. As of September 30, 1998, there were options to purchase 858,000 shares outstanding under the Option Plan at an average exercise price of $2.68 per share.

1992 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

     On July 31, 1992, the Company's stockholders approved the Nonemployee Director Stock Option Plan (the "Director Plan"). The Director Plan authorizes the grant of options to purchase an aggregate of 300,000 shares of the Company's common stock to Directors of the Company who are not employees of the Company ("Nonemployee Directors"). The purpose of the Director Plan is to advance the interests of the Company through the motivation, attraction and retention of its Nonemployee Directors. During the twelve months ended September 30, 1998, options to purchase 57,500 shares were granted under the Director Plan at an average exercise price of $0.99. As of September 30, 1998, there were options to purchase 150,000 shares outstanding under the Director Plan at an average exercise price of $1.79 per share.

     Subject to the provisions of the Director Plan, it is administered by the Compensation Committee of the Board of Directors, which determines the terms of the options granted under the Plan and interprets the Director Plan. Each option issued may contain terms and provisions different from other options granted under the Director Plan to the same optionee or other optionees. The Director Plan now provides that upon election or appointment to the Company's Board of Directors, each Nonemployee Director is automatically granted an option to purchase 15,000 shares of the Company's common stock. After initial election or appointment to the Board of Directors, each Nonemployee Director automatically receives an option to purchase an additional 2,500 shares upon each reelection to the Board of Directors.

CONSULTANTS' STOCK OPTION PLAN

     The Board of Directors adopted a Consultants' Stock Option Plan ("Consultants' Plan") on October 16, 1992. Under the Consultants' Plan, options may be granted to consultants of the Company, including Directors of the Company who are not employees, at such prices (which may be less than the fair market value on the date of grant) and on such terms as the Board of Directors or the Committee administering the Consultants' Plan approves at the time of grant. Options granted under the Consultants' Plan do not qualify as incentive stock options under the Code. The aggregate maximum number of shares as to which options may be granted under the Consultants' Plan is 500,000. During the twelve months ended September 30, 1998, no options were granted under the Consultants' Plan. As of September 30, 1998, there were options to purchase 100,000 shares outstanding under the Consultants' Plan at an average exercise price of $2.13 per share.

CERTAIN TRANSACTIONS

     In March 1993, the Company entered into an agreement with Randolph K. Geissler for $40,000, on an annualized basis, to act as Interim Chief Executive Officer of the Company. Effective November 12, 1993, the Company entered into an Employment Agreement with Mr. Geissler, the Company's President and Chief Executive Officer, which replaced the interim employment agreement and provides for an annual base salary of $125,000 and an initial term of employment expiring on November 12, 1995. The term will be extended for successive one-year periods on November 12 of each year beginning in 1995 unless Mr. Geissler or the Company provides written notice to the other of his or its intention not to extend. The Employment Agreement provides that in the event of early termination by the Company for any reason other than death, disability or termination for good cause during the initial two-year term, the Company will pay severance compensation in an amount equal to 24 months' base salary. If the termination occurs after the initial two-year period, the severance compensation will be equal to one and one-half months' base salary for every year Mr. Geissler has been employed by the Company or by Fearing up to a maximum of 24 months' base salary.

     In October, 1998, the Company retained Thomas J. Patin, a director, as a consultant. In that capacity, Mr. Patin is paid compensation at the rate of $10,000 per month.

     During fiscal 1998, Richard E. Jahnke, a director of the Company, served as a consultant to the Company and received remuneration in the aggregate amount of $12,500.

     During fiscal 1998, Cherry Tree & Co., a privately-held investment company for which David A. Henderson serves as president, performed investment banking services for the Company and received compensation of $42,500.

     During fiscal years 1997 and 1998, the Company purchased marketing products and services from Battista & Co. in amounts of $62,210 and $43,741, respectively. Battista & Co. is owned by the brother of William J. Battista, an officer of the Company.


                        REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors of the Company. For fiscal 1998, the Committee consisted of Stanley Goldberg, Chairman of the Committee, Richard E. Jahnke and Douglas M. Pihl. The Committee is responsible for assuring that compensation for executives is consistent with the Company's compensation philosophy. The Committee also administers and makes grants under the Company's Option Plan with respect to the Company's executive officers.

     The Company's executive compensation program is based on a pay-for-performance philosophy. Under the Company's program, an executive's compensation consists of two components: base salary and long-term incentives (consisting of stock options). Base salary is determined by an assessment of the executive's sustained performance against his or her individual job responsibilities, including the impact of such performance on the business results of the Company, as well as the level of achievement of annual performance targets, including pre-tax earnings and other performance targets related to business functions under the executive's direction. Annual performance targets are based upon the Company's annual strategic plan as reviewed by the Board of Directors.

     The Company's long-term incentives are in the form of stock options. The objectives of these awards is to advance the longer term interests of the Company and its stockholders, complement incentives tied to annual performance, and align the interests of executives more closely with those of stockholders. The Company also believes that the entrepreneurial character of its executives makes the long-term incentives provided by its stock option program especially significant in the motivation and retention of its executives. The number of stock options awarded to an executive is based on the executive's position and his or her performance in that position. The stock options granted to the Company's executives, including those granted to Mr. Geissler, vest over a three-year period, and each option is exercisable, to the extent it has vested, over a ten-year period following the date of its grant.

     Mr. Geissler's base salary results from his participation in the same compensation program as the other executives of the Company. His base salary is reviewed periodically, and it was increased in fiscal 1996, 1997 and 1998. The stock options granted to Mr. Geissler in 1996, 1997 and 1998 reflects the Company's compensation philosophy of providing long-term incentives aligned with the interests of stockholders.

     The Committee believes that the Company's executives are focused on the attainment of a sustained high rate of growth and profitability for the benefit of the Company and its stockholders, and that the Company's compensation program, with its emphasis on performance-based and long-term incentive compensation, serves to reinforce this focus.

By the Compensation Committee

Stanley Goldberg, Chairman
Richard E. Jahnke
Douglas M. Pihl


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Decisions and recommendations regarding compensation paid and options granted to the Company's executive officers in fiscal 1998 were made by the Compensation Committee consisting of Stanley Goldberg, Chairman, Richard E. Jahnke, Douglas M. Pihl each of whom is a non-employee director of the Company. See "Report of the Compensation Committee." Randolph K. Geissler, the only executive officer of the Company who serves on the Board of Directors, abstains from voting on compensation matters affecting his compensation.

                                 PERFORMANCE GRAPH

     The Company's Common Stock was quoted on The Nasdaq National Market from April 1992 until September 1994, and it has been quoted on The Nasdaq SmallCap Market since September 4, 1994. The following graph shows changes during the period from September 30, 1993 to September 30, 1998 in the value of $100 invested in: (1) the Company's Common Stock; (2) the Total Return Index for The Nasdaq Stock Market (U.S.) compiled by the Center for Research in Securities Prices ("CRSP") at the University of Chicago, Chicago, Illinois; and (3) the CRSP Total Return Index for Nasdaq Non-Financial Stocks. The values of each investment as of the dates indicated are based on share prices plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.





                       [Performance graph appears here]






-------------------------------------------------------------------------------------------------------
                                       09/30/93   09/30/94   09/30/95    09/30/96   09/30/97   09/30/98

-------------------------------------------------------------------------------------------------------
 Destron Fearing Corporation           $100.00    $135.29    $494.12     $270.59    $205.88    $117.65

-------------------------------------------------------------------------------------------------------
 CRSP Index for Nasdaq Stock Market    $100.00    $100.83    $139.28     $165.24    $226.81    $231.79
 (U.S.)

-------------------------------------------------------------------------------------------------------
 CRSP Index for Nasdaq Non-Financial   $100.00    $ 99.45    $138.62     $161.82    $217.29    $219.97
 Stocks
-------------------------------------------------------------------------------------------------------


                         BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of November 30, 1998 regarding the beneficial ownership of shares of Common Stock of the Company by
(i) each person (including any "group") who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each executive officer named in the Summary Compensation Table, (iii) each Director of the Company, and (iv) all Directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the common stock described below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                               NUMBER OF SHARES         PERCENT OF
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED   OUTSTANDING SHARES(1)
------------------------                                      ------------------   ---------------------
DIRECTORS AND EXECUTIVE OFFICERS:

  Randolph K. Geissler                                           631,880(2)               4.7%

  Thomas J. Ahmann                                               101,550(3)                  *

  David A. Henderson                                              61,500(4)                  *

  William J. Battista                                             67,500(5)                  *

  Kenneth D. Larson                                               40,000(6)                  *

  Richard E. Jahnke                                               17,500(7)                  *

  Stanley Goldberg                                                17,500(7)                  *

  Douglas M. Pihl                                                 17,500(7)                  *

  Robert C. Calgren                                               38,000(8)                  *

  John R. Beattie                                                 69,700(9)                  *

  Gary S. Kohler                                                  15,000(7)                  *

  Thomas J. Patin                                               165,000(10)               1.2%

  All executive officers and Directors as
  a group (11 persons)                                        1,310,130(11)               9.4%

CERTAIN OTHER BENEFICIAL OWNERS:

  The Destron Fearing Shareholder Group                       1,144,950(12)               8.6%
  (a group consisting of 12 individual stockholders)
  1800 Fifth Street Towers
  150 South Fifth Street
  Minneapolis, Minnesota  55402

---------------------

* Less than 1%.


(1) Based on 13,353,982 shares outstanding as of November 30, 1998, which does not include 904,750 shares of common stock issuable upon exercise of stock options and warrants vested at November 30, 1998. However, each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by each beneficial owner within 60 days upon the exercise of stock options and warrants.

(2) Includes 145,000 shares issuable upon exercise of options held by Mr. Geissler that were exercisable as of November 30, 1998 or that will become exercisable within 60 days of that date.

(3) Includes 96,250 shares issuable upon exercise of options held by Mr. Ahmann that were exercisable as of November 30, 1998 or that will become exercisable within 60 days of that date.

(4) Includes 27,500 shares issuable upon exercise of options directly owned by Mr. Henderson. Also includes 30,000 shares issuable upon exercise of warrants owned of record by Founding Partners II Limited Partnership, an entity for which Mr. Henderson is a managing partner.

(5) Consists of 67,500 shares issuable upon exercise of options held by Mr. Battista that were exercisable as of November 30, 1998 or that will become exercisable within 60 days of that date.

(6) Includes 25,000 shares issuable upon exercise of options held by Mr. Larson that were exercisable as of November 30, 1998.

(7)  Consists of shares issuable upon exercise of vested options.

(8) Consists of shares issuable upon exercise of options held by Mr. Calgren that were exercisable as of November 30, 1998 or that will become exercisable within 60 days of that date.

(9) Includes 54,700 shares held in Mr. Beattie's 401(k) account. Also includes 15,000 shares issuable upon exercise of options held by Mr. Beattie that were exercisable as of November 30, 1998. Mr. Beattie is also a member of a group of 12 individuals which has filed a Schedule 13D covering 1,144,950 shares of the Company's Common Stock, including the shares beneficially owned by Mr. Beattie. See footnote 12 below.

(10) Includes 10,000 shares owned by Mr. Patin's spouse. Also includes 15,000 shares issuable upon exercise of options held by Mr. Patin that were exercisable as of November 30, 1998.

(11) Includes 559,250 shares issuable upon exercise of vested options and warrants, or options that are exercisable within 60 days of November 30, 1998, held by all executive officers and Directors as a group.

(12) Information as to The Destron Fearing Shareholder Group (the "Group") is based upon a Schedule 13D filed by the Group with the Securities and Exchange Commission (the "Commission") on April 16, 1998, as amended by Amendment No. 1 to such Schedule 13D filed with Commission on May 13, 1998.

                        SECTION 16 (a) BENEFICIAL OWNERSHIP
                                REPORTING COMPLIANCE

     As required by rules adopted by the Securities and Exchange Commission ("SEC") under Section 16 of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file with the SEC an Initial Report of Beneficial Ownership on Form 3 within a certain period after becoming an executive officer or director stating the number of shares of common stock owned, a Report of Change in Beneficial Ownership on Form 4 to report transactions in the Company's common stock, and an Annual Statement of Beneficial Ownership of Securities on Form 5 to report other transactions in securities of the Company that are not required to be reported on a Form 4. Based upon the Company's review of such Forms furnished to it by the directors and executive officers required to file such Forms, the Company believes that, except as hereinafter reported, all of these filing requirements have been satisfied. On September 11, 1998, Messrs. John R. Beattie, Gary S. Kohler and Thomas J. Patin became directors of the Company, and as a result, were required to file Initial Reports of Beneficial Ownership on Form 3 on or before September 21, 1998. The Company's records indicate that such Reports were filed on September 23, 1998.

                                     PROPOSAL 2
                       APPROVAL OF AMENDMENT TO THE COMPANY'S
                       CERTIFICATE OF INCORPORATION TO EFFECT
                      UP TO A ONE-FOR-FIVE REVERSE STOCK SPLIT

GENERAL

     The Board of Directors of the Company has approved and recommends to the stockholders that they consider and approve a proposal to amend the Company's Certificate of Incorporation ("Certificate of Incorporation") to provide that up to five (5) shares of the currently issued and outstanding shares of Common Stock of the Company, par value $.01 per share (the "Old Common Stock"), shall be converted into one (1) issued and outstanding share of Common Stock of the Company, par value $.01 per share (the "New Common Stock"). This proposed amendment is referred to herein as the "Reverse Stock Split". If the proposed amendment is approved by stockholders and following such approval, the Board of Directors still believes the Reverse Stock Split is in the best interests of the Company and its stockholders, Article V of the Company's Certificate of Incorporation would be amended as set forth in the Certificate of Amendment attached to this Proxy Statement as Exhibit A (the "Amendment"). The Board of Directors of the Corporation, in its discretion will determine the actual number of shares of Old Common Stock (up to five shares) to be reverse split and combined into one share of New Common Stock. Accordingly, the Board of Directors may make appropriate changes to the form of Amendment to reflect its final determination as to the reverse stock split ratio (up to one-for-five). The effective date of the Reverse Stock Split shall be the date upon which said Amendment is filed with the Secretary of State of the State of Delaware (the "Effective Date").

     The Certificate of Incorporation, as amended to date, provides for 20,000,000 authorized shares of Common Stock, par value $.01 per share. As of the Record Date, 13,353,982 shares of Common Stock were issued and outstanding. The Company is not proposing to reduce the number of authorized shares of Common Stock in connection with the Reverse Stock Split.

     In order to effect the Reverse Stock Split, the stockholders are being asked to approve the Amendment. The Board of Directors of the Company believes that the Reverse Stock Split is in the best interests of both the Company and its stockholders and has approved the Reverse Stock Split. The Board of Directors of the Company reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to decide not to proceed with the Reverse Stock Split if at any time prior to its effectiveness it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

EFFECTS OF THE REVERSE STOCK SPLIT

     If effected, a one-for-five Reverse Stock Split would reduce the number of outstanding shares of Old Common Stock from 13,353,982 as of the Record Date to approximately 2,670,796 shares of New Common Stock as of the Effective Date. (The foregoing assumes no issuances or repurchases of Common Stock between the Record Date and the Effective Date.) The Reverse Stock Split would have no effect on the number of authorized shares of the Common Stock or the par value of the Common Stock and each share of New Common Stock will continue to entitle its holder to one vote. Since the total number of authorized shares of Common Stock will not be adjusted in connection with the Reverse Stock Split, the number of authorized and unissued shares available for future issuance will increase as a result of the Reverse Stock Split.

     As of the Record Date, in addition to the 13,353,982 shares of Old Common Stock outstanding, the Company had (i) an aggregate of 3,100,000 shares of Old Common Stock reserved for issuance upon exercise of options granted under the Company's Option Plan, Director Plan and Consultants' Plan, of which options to purchase 1,066,000 shares of Old Common Stock are outstanding , and (ii) 484,037 shares of Old Common Stock issuable upon exercise of outstanding warrants. The number of shares reserved for options and warrants, the number of shares covered by outstanding options and warrants and the exercise price for outstanding options and warrants will be proportionately adjusted to reflect the Reverse Stock Split. Therefore, if the proposed Amendment is approved and assuming a one-for-five Reverse Stock Split is effected, on the Effective Date, there will be an aggregate of 310,007 shares of New Common Stock reserved for issuance upon exercise of outstanding options and warrants.

     The following table illustrates the principal effects of the proposed Amendment for a one-for-five reverse stock split on the Company's capital stock:


          Number of Shares            Prior to Proposed       After Proposed
          of Common Stock            Reverse Stock Split    Reverse Stock Split
          ---------------            -------------------    -------------------
 Authorized Shares . . . . . . . .        20,000,000            20,000,000
 Issued and Outstanding  . . . . .        13,353,982             2,670,795
 Available for Future Issuance . .         6,646,018            17,329,205


     The Reverse Stock Split would not affect any stockholder's proportionate equity interest or proportional voting power in the Company except for those stockholders who would receive cash in lieu of fractional shares as described below. None of the rights currently accruing to holders of the Company's Common Stock or options or warrants to purchase Common Stock will be affected by the Reverse Stock Split. Although the Board of Directors believes as of the date of this Proxy Statement that the Reverse Stock Split is advisable, the Reverse Stock Split may be abandoned by the Board of Directors at any time before, during or after the Annual Meeting and prior to the Effective Date. The Board of Directors may make any and all changes to the Amendment that it deems necessary in order to file the Amendment with the Delaware Secretary of State and give effect to the Reverse Stock Split.

BACKGROUND AND REASONS FOR THE REVERSE STOCK SPLIT

     The principal reason for the Reverse Stock Split is to maintain the continued listing of the Company's Common Stock on the Nasdaq SmallCap Market. In order to maintain listing on the Nasdaq SmallCap Market, the Company's Common Stock must satisfy the Nasdaq SmallCap Market minimum closing bid price requirement of $1.00 per share. On November 17, 1998, the Common Stock had been trading below $1.00 for 30 consecutive trading days. On such date, the Company was notified in writing that the Company's Common Stock had failed to maintain a closing bid price of greater than or equal to $1.00 per share as required by the Nasdaq SmallCap Market. Unless the Common Stock maintains a closing bid price of at least $1.00 per share for ten consecutive trading days during a period ending on February 17, 1999, the Common Stock will be delisted from the Nasdaq SmallCap Market. In such event, trading, if any, in the Common Stock or New Common Stock, as the case may be, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's Electronic Bulletin Board. Consequently, the liquidity of such securities could be severely adversely affected, not only in the number of shares which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of the Company and lower prices for such securities than might otherwise be attained.

     The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Stock Split is expected to increase the market price of the Common Stock to a level above the current market trading price to permit continued listing on the Nasdaq SmallCap Market. While the Board of Directors believes that the shares of Common Stock will trade at higher prices than those which have prevailed over the recent weeks, there can be no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the Reverse Stock Split since there are numerous factors and contingencies which could affect such price. Further, there can be no assurance that the Company will comply with the continued listing requirements of the Nasdaq SmallCap Market following the Reverse Stock Split or that the reduced number of shares outstanding after the Reverse Stock Split will not adversely affect the liquidity of the Common Stock.

     The Board of Directors also believes that the proposed Reverse Stock Split will result in a broader market for the Common Stock than that which currently exists. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stock economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The Reverse Stock Split may result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. The expected increased price level may also encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's stockholders.

MECHANICS OF REVERSE STOCK SPLIT

     If the Reverse Stock Split is approved by the requisite vote of the Company's stockholders, the Amendment will be filed no later than April 1, 1999 and the Reverse Stock Split will thus be effected, unless abandoned by the Board of Directors as described above. Upon filing of the Amendment, up to five (5) issued and outstanding shares of Old Common Stock will, immediately following filing of the Amendment, be automatically and without any action on the part of the stockholders converted into and reconstituted as one (1) share of New Common Stock.

     As soon as practical after the Effective Date, the Company will forward a letter of transmittal to each holder of record of shares of Old Common Stock outstanding as of the Effective Date. The letter of transmittal will set forth instructions for the surrender of certificates representing shares of Old Common Stock to Norwest Bank Minnesota, N.A., the Company's transfer agent ("Exchange Agent") in exchange for certificates representing the number of whole shares of New Common Stock into which the shares of Old Common Stock have been converted as a result of the Reverse Stock Split. CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE EXCHANGE AGENT PRIOR TO RECEIPT OF SUCH LETTER OF TRANSMITTAL FROM THE COMPANY.

     Until a stockholder forwards a completed letter of transmittal together with certificates representing his shares of Old Common Stock to the Exchange Agent and receives a certificate representing shares of New Common Stock, such stockholder's Old Common Stock shall be deemed equal to the number of whole shares of New Common Stock to which each stockholder is entitled as a result of the Reverse Stock Split.

     No scrip or fractional share certificates evidencing shares of Common Stock will be issued in connection with the Reverse Stock Split. If a stockholder is entitled to a fractional interest of a share, he or she will receive in lieu thereof, cash (without interest) in an amount equal to such fractional share of Common Stock multiplied by the last reported sale price of the Common Stock on the Nasdaq SmallCap Market on the last business day prior to the Effective Date or, if no such sale is made on such day, the average of the closing bid and asked prices for such day on the Nasdaq SmallCap Market. Stockholders are encouraged to surrender their Old Common Stock certificates to the Exchange Agent for certificates evidencing whole shares of New Common Stock and to claim the sums, if any, due them for fractional interests as promptly as possible following the Effective Date. No holder shall be entitled to dividends, voting rights or any other rights as a stockholder with respect to any fractional shares. No service charge will be payable by stockholders in connection with the exchange of certificates or the issuance of cash for fractional interests, all of which costs will be borne and paid by the Company.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

     The following is a summary of the material anticipated federal income tax consequences of the Reverse Stock Split to stockholders of the Company. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department Regulations (the "Regulations") issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the discussion of this summary. This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Reverse Stock Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

     The Company believes that the Reverse Stock Split will qualify as a "recapitalization" under Section 368(a)(1)(E) of the Code. As a result, no gain or loss will be recognized by the Company or its stockholders in connection with the Reverse Stock Split. A stockholder of the Company who exchanges his or her Old Common Stock solely for New Common Stock will recognize no gain or loss for federal income tax purposes (except to the extent of any cash received in lieu of fractional shares of New Common Stock). Cash payments in lieu of fractional shares of New Common Stock should be treated as if the fractional shares were issued to the stockholder and then redeemed by the Company for cash. A Company stockholder receiving such payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share (determined as provided below). Such gain or loss will be capital gain or loss if the shares are held as a capital asset at the time of the Reverse Stock Split, the payment of cash in lieu of the fractional share is a mere mechanical rounding off of fractions and not separately bargained for consideration, and the payment is "not essentially equivalent to a dividend" with respect to the stockholder under the federal income tax law. For this purpose, a payment is not essentially equivalent to a dividend if it results in a "meaningful reduction" in the stockholder's percentage interest in the Company, taking into account the constructive ownership rules and redemptions of the fractional shares from all the stockholders. The Internal Revenue Service has ruled publicly that any reduction in the percentage interest of a small minority stockholder in a publicly-held corporation who exercises no control over corporate affairs should constitute a meaningful reduction; provided, however, if this ruling does not apply, the cash payment for the fractional shares may be taxed as a dividend payment. A stockholder's aggregate tax basis in his or her shares of New Common Stock received from the Company will be the same as his or her aggregate tax basis in the Old Common Stock exchanged therefor, less any portion of such basis allocated to fractional shares for which a cash payment was received. The holding period of the New Common Stock received by such stockholder will include the period during which the Old Common Stock surrendered in exchange therefor was held, provided all such Common Stock was held as a capital asset on the date of the exchange.

ACCOUNTING EFFECTS OF THE REVERSE STOCK SPLIT

     Following the Effective Date, the par value of the Company's Common Stock will remain at $.01 per share. As a result, the Company's stated capital will be reduced and capital in excess of par value (additional paid-in capital) increased accordingly. Stockholders' equity will remain unchanged.

NO DISSENTERS' RIGHTS

     Dissenting stockholders have no appraisal rights under Delaware law or under the Company's Certificate of Incorporation or By-laws in connection with the Reverse Stock Split.

STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding shares of Common Stock of the Company is required to approve the Amendment to the Certificate of Incorporation to effect the proposed reverse stock split.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION AS SET FORTH IN PROPOSAL 2.

                                     PROPOSAL 3
              RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Arthur Andersen LLP as independent auditors for the fiscal year ending September 30, 1999, subject to the ratification of the holders of the Company's common stock. If the holders of the common stock do not ratify the selection of Arthur Andersen LLP, other independent accountants will be considered and selected by the Board of Directors. All proxies received in response to this solicitation will be voted in favor of the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants, unless other instructions are indicated thereon. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

     Arthur Andersen LLP has served as the Company's independent auditors since the fiscal year ended February 28, 1993.

     All proxies received in response to this solicitation will be voted in favor of the ratification of the appointment of the independent auditors, unless other instructions are indicated thereon.

STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the shares of common stock of the Company represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required to ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the year ending September 30, 1999.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS AS SET FORTH IN PROPOSAL 3.

                             PROPOSALS OF STOCKHOLDERS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, any stockholder wishing to have a proposal considered for inclusion in the Company's proxy solicitation materials for the 2000 Annual Meeting of Stockholders must set forth such proposal in writing and file it with the Secretary of the Company no later than August 30, 1999. If such stockholder fails to notify the Company of a proposal before November 30, 1998, such notice will be considered untimely and management proxies may use their discretionary voting authority with respect to any such proposal.

                                   OTHER BUSINESS

     At the date of this Proxy Statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

                               FINANCIAL INFORMATION

     The Company's Report to Shareholders for fiscal 1998 and the Company's balance sheets as of September 30, 1996, 1997 and 1998 and related statements of income, changes in stockholders' equity and cash flows for the periods ended September 30, 1997 and 1998, accompanies these materials. In addition, the Company will provide without charge to any stockholder solicited hereby, upon written request of such stockholder, a copy of its Annual Report on Form 10-K for the year ended September 30, 1998. Requests should be directed to the Chief Financial Officer, Destron Fearing Corporation, 490 Villaume Avenue, South St. Paul, Minnesota 55075.


Dated:  December 28, 1998          BY ORDER OF THE BOARD OF DIRECTORS


                                   Thomas J. Ahmann, SECRETARY

                                     EXHIBIT A
                              CERTIFICATE OF AMENDMENT
                                       TO THE
                            CERTIFICATE OF INCORPORATION
                                         OF
                            DESTRON FEARING CORPORATION

     Destron Fearing Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

     FIRST:  The name of the Corporation is Destron Fearing Corporation.

     SECOND: The Board of Directors of the Corporation adopted and approved the following resolution to be submitted for the approval of the stockholders of the Corporation at the Annual Meeting of Stockholders to be held on January 29, 1999:

     RESOLVED, that Article V of the Certificate of Incorporation of the Corporation is hereby amended to add a new paragraph 5.3 to read as follows:

     5.3 Upon the filing of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Date"), every _______________ (__) issued and outstanding shares of common stock, $.01 par value per share, shall be automatically, without any action on the part of the stockholders, consolidated and combined into one (1) share of common stock, $.01 par value per share, subject to the treatment of fractional interests as described below. Each holder of a certificate or certificates which, immediately prior to the Effective Date represented outstanding shares of common stock, $.01 par value per share, shall be entitled to receive a new certificate or certificates for the number of shares of common stock, $.01 par value per share, they own immediately on or after the Effective Date by presenting their old certificate(s) to the Corporation's transfer agent for cancellation and exchange. No scrip or fractional certificates will be issued. Each holder of shares shall be entitled to receive, in lieu of fractional shares, a cash payment from the Corporation equal to the fair market value of such fractional interest determined by reference to the last reported sale price of the Common Stock on the Nasdaq SmallCap Market on the last business day prior to the Effective Date or, if no such sale is made on such day, the average of the closing bid and asked prices for such day on the Nasdaq SmallCap Market.

     THIRD: A majority of the issued and outstanding shares of common stock of the Corporation were voted in favor of the amendment at the Annual Meeting of Stockholders of the Corporation held on January 29, 1999.

     FOURTH: This amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be subscribed by its President and Chief Executive Officer, this ____ day of __________, 1999.

                                   -------------------------------------------
                                   Randolph K. Geissler, President and Chief
                                   Executive Officer

PROXY
                            DESTRON FEARING CORPORATION
                       PROXY SOLICITED BY BOARD OF DIRECTORS
                         FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JANUARY 29, 1999

     The undersigned, revoking all prior proxies, hereby appoints Randolph K. Geissler and Thomas J. Ahmann, and either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of common stock of Destron Fearing Corporation (the "Company") of record in the name of the undersigned at the close of business on December 23, 1998, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, January 29, 1999, or at any adjournment thereof, upon the following matters:

1. Election of the following directors: Randolph K. Geissler, David A. Henderson, Kenneth D. Larson, Richard E. Jahnke, Stanley Goldberg, Douglas
     M. Pihl, John R. Beattie, Gary S. Kohler, Thomas J. Patin.

          / / FOR ALL NOMINEES          / / WITHHOLD FOR ALL NOMINEES

     FOR ALL NOMINEES EXCEPT THE FOLLOWING:
     (Mark no box and write the name(s) of the nominee(s) withheld in the space provided below.)

         ----------------------------------------------------------------

                            (Continued on reverse side)

2. Proposal to amend the Company's Certificate of Incorporation to effect up to a one-for-five reverse stock split of the Company's outstanding shares of commons stock, par value $.01 per share.

          / / FOR             / / AGAINST              / / ABSTAIN

3. Ratification of appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending September 30, 1999.

          / / FOR             / / AGAINST              / / ABSTAIN

     In their discretion, the Proxies are authorized to vote upon such matters as may properly come before the Annual Meeting, or any adjournments thereof.

     PLEASE MARK, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

     Please sign your name exactly as it appears below. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.

                                        Dated: ________________________, 199_.

                                        --------------------------------------

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                                                     Signature(s)